Exhibit 99.1


FOR IMMEDIATE RELEASE

Contact:  H. Bartlett Brown
          (201) 635-9637


                        PETRIE STORES LIQUIDATING TRUST
                       APPROVES LIQUIDATING DISTRIBUTION

         Rutherford, New Jersey, January 8, 2003---Petrie Stores Liquidating Trust (OTC Bulletin Board: PSTLS) announced today that it will make a distribution of an aggregate of $26,175,119 in cash on January 31, 2003 to its unit holders. In the distribution, holders of units of beneficial interest of the Liquidating Trust will receive $0.50 in cash for every unit of beneficial interest of the Liquidating Trust held of record as of the close of business on January 21, 2003. Following the distribution, the Liquidating Trust will hold approximately $62 million in cash and cash equivalents. The trustees of the Liquidating Trust will consider additional distributions to unit holders when the status of the Liquidating Trust's remaining contingent liabilities is further clarified.



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